SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 5, 2003

(Date of earliest event reported)

CARDIMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22419	94-3177883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47266 Benicia Street, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 354-0300

Item 5.	Other Events.

On August 28, 2003, the Company met with the Medical Devices Bureau of the Health Products and Food Branch of Health Canada, in response to a Section 40 Letter (intention to suspend a medical device license) received on July 16th from the Devices Bureau. On September 16, 2003, the Bureau advised us that they have postponed their decision regarding the medical device license for our REVELATION® Tx Microcatheter, T-Flex and Helix products pending further review. The Bureau indicated that it intends to review our revised analyses of the clinical data from the current clinical trial, which will include additional patient data gathered since February 10, 2003 and new analysis performed since March, 2003. Cardima submitted the requested data to the Bureau before the October 31, 2003 deadline.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2003

CARDIMA, INC.

By:	/s/ Barry D. Michaels
Barry D. Michaels
Interim Chief Financial Officer And Secretary